Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3ASR (No. 333-265084) and Form S-8 (No. 333-251368) of Certara, Inc. and Subsidiaries (the “Company”) of our report dated March 1, 2022 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2021, included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ CohnReznick LLP

Tysons, Virginia

February 29, 2024